Distribution yields for Executive Investor's Funds are calculated using the following formula:

                  Yield = (a/b)

Where:

         a = dividends declared during the last 12 months.

         b = Maximum offering price per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for Executive Investors Trust as of December 31, 1997.

                                                                  Distribution
                                a                 b                  Yield
                                -                 -                  ------

        High Yield Fund       $.697             $8.50                8.20%
Insured Tax Exempt Fund       $.672            $15.13                4.44%

Distribution yields for Executive Investor's Funds are calculated using the following formula:

                  Yield = (a/b)

Where:

         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for Executive Investors Trust as of December 31, 1997.

                                                                  Distribution
                                a                 b                  Yield
                                -                 -                  ------

        High Yield Fund       $.697             $8.10                8.60%
Insured Tax Exempt Fund       $.672            $14.41                4.66%

Yields for Executive Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:


         a = dividends and interest earned during the 30 day period.

         b = expenses accrued for the period (net of reimbursements).

         c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

         d = the maximum offering price per share on the last day of the period.

         e = undeclared earned income.

The following is a list of the information used to calculate the for Executive Investors Trust as of December 31, 1997.

                               a               b                c               d             e           Yield
                               -               -                -               -             -          -------
        High Yield Fund    $132,670         $16,955         2,357,262         $8.50          $.00          N/A
Insured Tax Exempt Fund     $69,682          $9,759         1,116,742         $15.13         $.00         6.70%

*Tax Equivalent Yields are computed assuming a federal tax rate of 28%.

SEC Standardized Total Returns

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P) 1/n ) - 1

         Total Return = ((ERV - P) / P


WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for Executive Investors Trust as of December 31, 1997.

------------------------------------------------------------------------------------------------------------
                                                                       AVE. ANNUAL TOTAL     TOTAL RETURN
                                    ERV            P           N             RETURN
------------------------------------------------------------------------------------------------------------
Blue Chip Fund
         1 year:                $1,205.40       $1,000.00     1.00            20.54%             20.54%
         5 years:               $2,117.20       $1,000.00     1.00            16.19%            111.72%
         Life of Fund:          $2,725.30       $1,000.00     7.63            14.04%            172.53%
High Yield Fund
         1 year:                $1,067.60       $1,000.00     1.00             6.76%              6.76%
         5 years:               $1,651.70       $1,000.00     5.00            10.56%             65.17%
         10 years:              $2,726.60       $1,000.00    10.00            10.55%            172.66%
Insured Tax Exempt Fund
         1 year:                $1,050.50       $1,000.00     1.00             5.05%              5.05%
         5 years:               $1,465.60       $1,000.00     5.00             7.94%             46.56%
         Life of Fund:          $1,909.90       $1,000.00     7.46             9.09%             90.99%
------------------------------------------------------------------------------------------------------------

NAV Only Total Returns

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P)^1/n ) - 1

         Total Return = ((ERV - P) / P


WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for Executive Investors Trust as of December 31, 1997.

------------------------------------------------------------------------------------------------------------
                                                                       AVE. ANNUAL TOTAL     TOTAL RETURN
                                    ERV            P           N             RETURN
------------------------------------------------------------------------------------------------------------
Blue Chip Fund
         1 year:                $1,265.80       $1,000.00     1.00            26.58%             26.58%
         5 years:               $2,223.10       $1,000.00     5.00            17.33%            122.31%
         Life of Fund:          $2,861.30       $1,000.00     7.63            14.77%            186.13%
High Yield Fund
         1 year:                $1,120.30       $1,000.00     1.00            12.03%             12.03%
          5 years:              $1,733.80       $1,000.00     5.00            11.64%             73.38%
         10 years:              $2,862.30       $1,000.00    10.00            11.09%            186.23%
Insured Tax Exempt Fund
         1 year:                $1,103.00       $1,000.00     1.00            10.30%             10.30%
         5 years:               $1,538.70       $1,000.00     5.00             9.00%             53.87%
         Life of Fund:          $2,005.00       $1,000.00     7.46             9.80%            100.50%
------------------------------------------------------------------------------------------------------------